EXHIBIT 12

            GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

              Computation of Ratio of Earnings to Fixed Charges

                        Six Months Ended June 26, 1999

                                 (Unaudited)




                                                                 Ratio of
                                                               Earnings to
 (Dollar amounts in millions)                                 Fixed Charges
                                                             ---------------


 Earnings before minority interest and cumulative effect
   of accounting change                                      $       271
 Provision for income taxes                                          161
                                                             ---------------

 Earnings before income taxes, minority interest
   and cumulative effect of accounting change                        432
                                                             ---------------

 Fixed charges:
   Interest                                                           46
   One-third of rentals                                                8
                                                             ---------------

 Total fixed charges                                                  54
                                                             ---------------



 Less interest capitalized, net of amortization                      ---
                                                             ---------------


 Earnings  before  income  taxes and  cumulative  effect of
   accounting change, plus fixed charges                          $  486
                                                             ===============



 Ratio of earnings to fixed charges                                  9.0
                                                             ===============


For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.


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